As filed with the Securities and Exchange Commission on August 20, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HNI CORPORATION
(Exact name of Registrant as specified in its charter)

Iowa	42-0617510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 East Second Street P.O. Box 1109 Muscatine, Iowa	52761-0071
(Address of Principal Executive Offices)	(Zip Code)

HNI Corporation Profit Sharing Retirement Plan
(Full title of the plan)

Steven M. Bradford
Senior Vice President, General Counsel and Secretary
HNI Corporation
600 East Second Street
P.O. Box 1109
Muscatine, Iowa 52761-0071
(Name and address of agent for service)

(563) 272-7400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of this registration statement will be sent or given to participants in the HNI Corporation Profit Sharing Retirement Plan (the “Plan”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

HNI Corporation (the “Corporation”) incorporates by reference herein the following documents filed by it or the Plan with the SEC under Commission File Number 001-14225 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents or information therein deemed to have been furnished and not filed in accordance with SEC rules:

•
the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (including those portions of the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2024 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	the Corporation’s Quarterly Reports on Form 10-Q for the quarterly period ended March 30, 2024, and the quarterly period ended June 29, 2024;

•	the Corporation’s Current Reports on Form 8-K filed with the SEC on May 20, 2024, and June 25, 2024;

•
the description of the Corporation’s common stock contained in the Corporation’s registration statement on Form 8-A filed by the Corporation with the SEC under the Exchange Act on June 12, 1998, as updated by Exhibit 4.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and including any subsequent amendments or reports filed for the purpose of updating such description; and

•	the Annual Report on Form 11-K for the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2023 filed with the SEC on June 21, 2024.

In addition, all documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules, unless specifically incorporated by reference into this registration statement) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein. All such incorporated documents shall be deemed to be a part of this registration statement from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock being offered by this registration statement is being passed upon by the Corporation by Steven M. Bradford, Senior Vice President, General Counsel and Secretary. Mr. Bradford participates in the Plan and in other employee benefit plans offered by the Corporation. As of July 31, 2024, Mr. Bradford beneficially owned less than 1% of the outstanding common stock, including common stock he may acquire pursuant to outstanding equity awards issued under such employee benefit plans.

Item 6.	Indemnification of Directors and Officers.

The Corporation is subject to the Iowa Business Corporation Act (the “IBCA”), which provides for or permits indemnification of directors and officers in certain situations. The Amended and Restated Articles of Incorporation of HNI Corporation, as amended (the “Articles”), provide that no director shall be personally liable to the Corporation or any shareholder for money damages for any action, or failure to take action, except for the following: (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; or (iv) an intentional violation of criminal law. Although the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director’s duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director’s breach of the duty of care.

The Amended and Restated By-laws of HNI Corporation (the “By-laws”), provide that: (i) a director or an officer of the Corporation will not be liable as a director or an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the director or officer are performed in compliance with the respective standards of conduct for directors and officers prescribed in the IBCA; and (ii) the Corporation may indemnify a director or officer of the Corporation who is a party to a proceeding against liability incurred by such director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the IBCA, including the advancement of expenses.

The By-laws further provide that the Corporation may enter into indemnification agreements consistent with the IBCA with each director of the Corporation and with such officers of the Corporation as the Board of Directors of the Corporation deems appropriate. The Corporation has entered into agreements with its directors and with certain officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law, the Articles and the By-laws. The Corporation also has director and officer liability insurance, under which each director and each of certain officers of the Corporation is insured against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits

The Corporation herewith files or incorporates by reference the exhibits identified below:

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of HNI Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the year ended January 2, 2010)
4.2	Amended and Restated By-laws of HNI Corporation, effective May 10, 2021 (incorporated by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the SEC on May 11, 2021)
4.3*
HNI Corporation Profit Sharing Retirement Plan, as amended and restated effective January 1, 2022 and as further amended by Amendment 2022-1 dated July 26, 2022, Amendment 2022-2 effective as of January 1, 2022, and Amendment 2023-1 dated October 23, 2023

5.1*	Opinion of Steven M. Bradford, Senior Vice President, General Counsel and Secretary
5.2*	Internal Revenue Service determination letter, dated February 3, 2017, relating to the HNI Corporation Profit Sharing Retirement Plan
23.1*	Consent of Steven M. Bradford, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1)
23.2*	Consent of KPMG, independent registered public accounting firm, relating to the financial statements of the Corporation
23.3*	Consent of FGMK, LLC, independent registered public accounting firm, relating to the financial statements of the HNI Corporation Profit Sharing Retirement Plan
23.4*	Consent of Baker Tilly US, LLP, independent registered public accounting firm, relating to the financial statements of the HNI Corporation Profit Sharing Retirement Plan
24.1*	Power of Attorney (included on the signature page of this registration statement)
107.1*	Calculation of Filing Fee Table

* Filed herewith.

Item 9.	Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 20, 2024.

HNI CORPORATION

By:	/s/ Steven M. Bradford
Name:	Steven M. Bradford
Title:	Senior Vice President, General Counsel and Secretary

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 20, 2024.

HNI CORPORATION PROFIT SHARING RETIREMENT PLAN

By:	/s/ Donna Meade
Name:	Donna Meade
Title:	Member, HNI Corporation Administrative and Fund Committee

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey D. Lorenger, Marshall H. Bridges and Steven M. Bradford his or her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey D. Lorenger	Chairman of the Board and President and Chief Executive Officer (Principal Executive Officer)	August 20, 2024
Jeffrey D. Lorenger

/s/ Marshall H. Bridges	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2024
Marshall H. Bridges

/s/ Mary A. Bell	Director	August 20, 2024
Mary A. Bell

/s/ Miguel M. Calado	Lead Director	August 20, 2024
Miguel M. Calado

/s/ Dhanusha Sivajee	Director	August 20, 2024
Dhanusha Sivajee

/s/ Cheryl A. Francis	Director	August 20, 2024
Cheryl A. Francis

/s/ Patrick D. Hallinan	Director	August 20, 2024
Patrick D. Hallinan

/s/ John R. Hartnett	Director	August 20, 2024
John R. Hartnett

/s/ Mary K.W. Jones	Director	August 20, 2024
Mary K.W. Jones

/s/ Larry B. Porcellato	Director	August 20, 2024
Larry B. Porcellato

/s/ Abbie J. Smith	Director	August 20, 2024
Abbie J. Smith